Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): March 9, 2007

Diamond I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8733 Siegen Lane, Suite 309, Baton Rouge, LA 70810
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 341-4004

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Form 8-K
Diamond I, Inc.
Item 1.01.	Entry Into a Material Definitive Agreement.
On March 9, 2007, we entered into a securities purchase agreement (the “Purchase Agreement”) with Diamond I Technologies, Inc., a Nevada corporation wholly owned by us, NewMarket Technology, Inc., a Nevada corporation, and NewMarket Technology Acquisition Subsidiary, a Nevada corporation, pursuant to which NewMarket Technology Acquisition Subsidiary is to purchase 2,000,000 shares of a new series of our preferred stock, to be designated “Series B”. The closing under the Purchase Agreement is to occur on or before June 7, 2007. The Purchase Agreement contains the following material provisions:

-	The Series B preferred stock to be issued to NewMarket Acquisition Subsidiary will possess voting rights that give such entity voting control of Diamond I.
-	We will receive following in consideration of the 2,000,000 shares of our Series B preferred stock:
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a $2,000,000 promissory note bearing 8% interest per annum, with NewMarket Acquisition Subsidiary as Maker and NewMarket Technology, Inc. as Guarantor; payments continuing for a period of five years, Maker shall, on a quarterly basis, deliver to Holder equal payments of principal, plus all accrued and unpaid interest, until paid. The funds received by us pursuant to this promissory note will be distributed pro rata to our shareholders of record on the closing date of the Purchase Agreement.

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100% of the outstanding common stock of Diamond I Technologies, Inc. is to be distributed, as a dividend pursuant to an effective registration statement filed with the SEC, to our shareholders of record on the closing date of the Purchase Agreement.

-	a $250,000 credit line, $25,000 of which is available immediately
-
a commitment for an additional $750,000 in funding (the terms of which funding commitment are to be negotiated prior to the closing under the Purchase Agreement) for our gaming subsidiary, Diamond I Technologies, Inc.;

-	a commitment for an additional $1,000,000 in funding (the terms of which funding commitment are to be negotiated prior to the closing under the Purchase Agreement) for our revived WIFI division;
-	NewMarket Technology, Inc. and David Loflin, our president, will enter into an employment agreement, the terms of which are to be negotiated prior to the closing under the Purchase Agreement.
Pursuant to the terms of our Series B preferred stock to be issued under the Purchase Agreement, the Series B preferred stock will possess voting rights that are equivalent to the vote of 60% of the then-outstanding shares of our common stock on all matters; provided, however, that, at any time payments are in arrears under the promissory note referred to above, the voting rights granted to the Series B preferred stock shall be suspended until payments under that promissory note are current.

Item 7.01.	Regulation FD Disclosure.
On March 14, 2007, we will issue a press release announcing the execution of the Purchase Agreement. A copy of the text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits:
Exhibit No.	Description
10.1	Securities Purchase Agreement, dated March 9, 2007.
99.1	Press release dated March 14, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: March 13, 2007.	DIAMOND I, INC.

By:	/s/ DAVID LOFLIN
David Loflin, President